UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2010

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01.      Regulation FD Disclosure.

On November 23, 2010, Scientific Games Corporation (the “Company”) announced that it intends to redeem all $79,458,000 of its outstanding 6.25% Senior Subordinated Notes due 2012 (CUSIP 80874PAG4) (the “Notes”) on December 28, 2010.  The redemption price is equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date.  The redemption will be funded with proceeds from the Company’s recently issued 8.125% Senior Subordinated Notes due 2018.  Redemption of the Notes will fully satisfy the September 15, 2012 liquidity condition related to the Notes contained in the Company’s credit agreement.

A notice of redemption containing information required by the terms of the indenture governing the Notes is being distributed by Wells Fargo Bank, N.A., the trustee under the indenture governing the Notes.

A copy of the Company’s press release relating to the redemption is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jeffrey S. Lipkin
Name:	Jeffrey S. Lipkin
Title:	Senior Vice President and Chief Financial Officer

Date: November 23, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 23, 2010.